Exhibit 10.1

ASSIGNMENT AGREEMENT AND COVENANT NOT TO SUE

This Assignment Agreement and Covenant Not To Sue (the “Agreement”) is made as of the date set forth on the signature page hereto in Denver, Colorado by and between Omni Bio Pharmaceutical, Inc., a publicly traded Colorado corporation (the “Company”) and Bohemian Investments, LLC, a Colorado limited liability company (“Bohemian”). The Company and Bohemian are sometimes hereinafter referred to collectively as the “Parties”.

Recitals

A.     Whereas, Bohemian is a secured creditor of the Company having loaned to the Company the total principal amount of $2,300,000.00 pursuant to a senior secured promissory note, as amended (the “Note”). The Note has accrued interest of more than $205,155.00 (the Note and accrued interest, collectively, the “Debt”); and,

B.     Whereas, Bohemian has a senior security interest in all of the assets of the Company as set forth in the Loan and Warrant Purchase Agreement, as amended, pursuant to which the Note, as amended, was issued and as further set forth in Exhibit A hereto (the “Assets”); and,

C.     Whereas, the Company has been unsuccessful in its fundraising and partnering/licensing efforts and does not anticipate being able to raise sufficient capital to continue operations; and,

D.     Whereas, Bohemian is the largest creditor of the Company, and the Company does not have sufficient cash assets to pay the Note; and,

E.     Whereas, the Company desires to discharge the Debt by assigning to Bohemian, or its designee, the Assets without recourse, warranty or representation, on an “as is, where is basis” (the “Assignment”); and,

F.     Whereas, Bohemian desires to accept delivery of the Assets, discharge the Debt, release its lien against the Company, as provided herein.

NOW THEREFORE, for the following bargained for consideration, including the agreements set forth below, the receipt and sufficiency of which the Parties hereby acknowledge as good and sufficient consideration;

The Parties hereby agree as follows:

1.     The facts, circumstances, and transactions recounted in recital paragraphs A through F, inclusive, are true and correct.

2.     On the date this Agreement is executed, the Company shall assign to Advent Bio Holdings LLC (“Advent”), Bohemian’s designee, the Assets in forms substantially similar to Exhibits A and B to this Agreement (the “Assignment”). The Company makes no representation or warranty with respect to the Assets, other than as expressly set forth in the Assignment, which is made without recourse. The Company shall cooperate with Bohemian to complete the legally enforceable Assignment to Advent. The Company shall execute whatever additional documents or instruments Advent or Bohemian reasonably require to perfect such Assignment; provided, however, the Company and its officers, directors or employees shall not be required to expend any monies or undertake or perform any act to enhance or otherwise add value to the Assets upon completion of the Assignment.

3.     The Assignment shall be effective upon execution by the Parties with respect to all Assets other than the Licenses (as defined in Exhibit A). On the date of the Assignment, Bohemian shall deliver the original Note to Fox Rothschild LLP, c/o Heather Badami, to be held in escrow (the “Escrow Agent”). If the Escrow Agent receives a written consent from the University of Colorado to the Assignment of the Licenses (as defined in Exhibit A) (the “Consent”) prior to the date which is six months from the date of the Assignment, (i) the Note shall be marked “Paid in Full”, (ii) the Debt shall be permanently discharged, and (iii) the Assignment of the Licenses shall be effective upon the date of the Consent. If the Escrow Agent does not receive the Consent prior to the date which is six months from the date of the Assignment, or prior to such six months receives written notice from the University of Colorado that the Consent will not be provided under any circumstances (a “Notice”), (i) the Note shall be released from escrow and delivered to Bohemian, (ii) the Debt shall not be discharged, and (iii) the Licenses shall not be included in the Assignment to Advent. Notwithstanding the foregoing, from the date of this Assignment, Advent undertakes to perform all of the Company’s obligations under the Licenses (including but not limited to making payments thereunder) until the Assignment or, if earlier, receipt of the Notice.

4.     Bohemian shall execute whatever additional documents the Company reasonably requests so that the Debt can be discharged and the lien on the Assets released in accordance with the terms of this Agreement.

5.     Bohemian declares and represents that no promise, inducement nor agreement, not otherwise stated herein, has been made to them with respect to the Assignment other than as set forth in this Agreement. This Agreement contains the entire agreement between the Parties.

6.     As consideration for the effective assignment of the Assets, the Parties, each on behalf of themselves and on behalf of the respective heirs, legal representatives, officers, directors, managers, shareholders, members, agents, parents, successors, and assigns promise not to sue or proceed in any manner, in agency or other proceedings, whether at law, in equity, by way of administrative hearing, or otherwise, to solicit others to institute any such actions or proceedings, or consent to be a complainant in any criminal action or proceeding, against the other party and its respective heirs, legal representatives, officers, directors, managers, shareholders, members, agents, parents, successors and assigns, because of or arising out of the Debt and any events, actions or inactions related thereto, including (but not limited to) the Assignment, occurring on or before the date the Assignment becomes effective.

7.     This Agreement and its reduction to final written form is the result of good faith negotiations between the Parties and their respective counsel. This Agreement, together with its Exhibits, shall be considered a total integration of the Parties’ negotiations and understandings. This Agreement is the product of mutual negotiation and drafting, any ambiguities remaining herein shall not be construed against any party. In the event of any disputes concerning this Agreement the Parties agree to submit to the jurisdiction of the District Court of Jefferson County, the State of Colorado. This Agreement shall be governed by the laws of the State of Colorado both as to interpretation and performance. The prevailing party in any litigation to enforce this Agreement shall be awarded their reasonable attorneys’ fees and all related costs.

8.     The provisions of this Agreement are severable and if any provision is declared illegal, unenforceable or void, the remaining provisions shall remain in full force and effect.

9.     This Agreement may be executed in counterparts, and by facsimile, e-mail, or image; each counterpart shall constitute an original and the counterparts, when taken together, will have the same force and effect as if the Agreement was executed by the parties without counterparts.

10.     The Parties acknowledge and state that they have carefully read this entire Agreement, have consulted with their attorneys concerning this Agreement, and have been fully and completely advised concerning the contents of this Agreement and had sufficient opportunity to investigate and review the Assets and the terms of this Agreement. There are no other promises, understandings, representations, warranties, covenants, or agreements, verbal or otherwise, in relation to the subject matter of this Agreement between the Parties, except as expressly set forth in this Agreement.

11.     Each Party covenants and represents that it is fully authorized to enter into this Agreement and to carry out the obligations provided for in this Agreement. Where a person has executed this Agreement on behalf of a Party, that person covenants, warrants, and represents that he or she is authorized to do so by that Party.

12.     This Agreement shall be binding upon and inure to the benefit of the Parties’ successors and assigns.

13.     This Agreement shall not be altered, amended, modified, or otherwise changed except by a writing duly signed by the Parties.

14.     The Parties acknowledge that they shall be solely responsible for their own respective legal fees and expenses including legal fees and expenses incurred in the negotiation, execution, and performance of this Agreement.

DATED this 23rd day of June, 2015.

COMPANY:

Omni Bio Pharmaceutical, Inc.,

a publicly traded Colorado corporation

By:      /s/ Bruce E. Schneider

Name:      Bruce E. Schneider

Its:            Chief Executive Officer

BOHEMIAN:

Bohemian Investments, LLC,

a Colorado limited liability company

By:      /s/ Joseph C. Zimlich

Name: Joseph C. Zimlich

Its: Managing Member, Sole Member, BOCO Holdings, LLC